UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2010

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

In a Form 13D/A filing by Nordic Biotech (Nordic”) on September 23, 2010 Nordic stated “Nordic has informed the Company that Nordic plans at the next meeting of the board of directors of the general partner of the Limited Partnership to approve the termination of the Services Agreement entered into between the Company and the Limited Partnership dated February 25, 2008 under which the Company was to provide certain administrative and management services to the Limited Partnership in connection with its development activities. Nordic will also request the Limited Partnership to retain all rights to make any necessary claims against the Company related to its prior service obligations.”

At a recent meeting between Nordic and Manhattan a dialogue was initiated in the hopes of resolving the disputes between Nordic and Manhattan.  At that meeting it was agreed that the Services Agreement would not be terminated while that dialogue was ongoing.

Item 8.01        Other Events

On October 13, 2010, Manhattan Pharmaceuticals, Inc. (the “Company” or "Manhattan") is scheduled to present at Precision IR Biotech, Healthcare & Pharmaceutical Virtual Conference at 11:00 AM ET.

Dr. Malcolm Morville, Director of Manhattan, will provide an overview of the Company and its clinical programs.  The audio and slide presentation will be webcast and can be accessed by visiting the Company’s website at www.manhattanpharma.com.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Power Point Slides dated October 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: October 13, 2010	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer